As filed with the Securities and Exchange Commission on August 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nam Tai Property Inc.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Nam Tai Estate

No. 3 Namtai Road, Gushu Community

Xixiang Township, Baoan District

Shenzhen City, Guangdong Province,

People’s Republic of China

Tel: (86-755) 2749-0666

Fax: (86-755) 2747-2636

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

10 E. 40TH ST., 10TH FL.

NY, NY 10016

800.221.0102

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Virginia Tam

K&L Gates LLP

44/F Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

852.2230.3535

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed Maximum aggregate offering price (2)	Amount of registration fee
Common shares, par value $0.01 per share, to be offered by the selling shareholder	9,191,050	$9.77	$89,750,603	$10,877.77

(1)

The registration statement also includes an indeterminate number of the Registrant’s common shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which shall be deemed to be included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and the low prices ($9.97 and $9.56, respectively) of the Registrant’s common shares as quoted on the New York Stock Exchange on August 7, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2019

PROSPECTUS

NAM TAI PROPERTY INC.

9,191,050 COMMON SHARES

This prospectus relates to up to 9,191,050 common shares owned by an affiliate of Kaisa Group Holdings Limited (“Kaisa”) and may be offered from time to time.

Kaisa presently has no intention to publicly sell any of the shares covered by this prospectus, but in the future may do so from time to time.

A selling shareholder may sell all or a portion of the shares in an offering underwritten and/or managed by an investment banking firm or broker-dealer in open market transactions, privately negotiated transactions, ordinary brokerage transactions or any other method permitted by applicable law.

If at any time a selling shareholder offers to sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered together with information regarding such selling shareholder. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We will not receive any of the proceeds from the sale by any selling shareholder of the common shares offered by this prospectus, and Kaisa will bear all expenses in connection with the preparation of this prospectus and any offering of common shares pursuant to the prospectus.

Our common shares are listed on the New York Stock Exchange (NYSE) under the symbol “NTP.” On August 7, 2019, the last reported sale price of our common shares on NYSE was $9.81.

See “Risk Factors” beginning on page 5 to read about factors you should consider before purchasing our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration prospectus. Each time a selling shareholder offers the securities described in this prospectus, we may provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information included or incorporated by reference in this prospectus or any supplement or free writing prospectus prepared by us. We have not authorized anyone to provide information or represent anything other than that contained in, or incorporated by reference in, this prospectus. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. Neither we nor the selling shareholder is making an offer in any state or jurisdiction or under any circumstances where the offer is not permitted. You should assume that the information in this prospectus or any supplement or free writing prospectus prepared by us is accurate only as of the date on their cover pages and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholder has taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

In this prospectus, “we”, “us”, “our”, the “Company” and “NTP” refer to Nam Tai Property Inc., and, in the context of describing our operations, also include our PRC operating companies.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “Renminbi” or “RMB” are to Chinese renminbi.

All references to “Kaisa” refer to Kaisa Group Holdings Limited.

All references to “PRC” or “China” refer to the People’s Republic of China.

All references to “shares” or “common shares” refer to our common shares, par value $0.01 per share.

All references to “selling shareholder” refer to the Kaisa or, as applicable, its successors.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “might, ” “can”, “could,” “will,” “would,” “shall,” “should,” “anticipate,” “assume,” “believe,” “continue”, “estimate,” “expect,” “forecast,” “intend,” “project,” “plan,” “seek”, “timetable” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our annual report on Form 20-F for the fiscal year ended December 31, 2018 (“2018 Form 20-F”) including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the common shares that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

About NTP

We are an owner, developer and operator of technology parks. We hold several parcels of land located in Guangming and Gushu, Shenzhen, China. We are converting these parcels of land that formerly housed the manufacturing facilities of our prior businesses into technology parks, Nam Tai Inno Park and Nam Tai Technology Center. We expect our principal income in the future will be derived from rental income from these technology parks. We are a corporation registered in the British Virgin Islands and listed on the New York Stock Exchange (Symbol: “NTP”).

Formerly known as Nam Tai Electronics, Inc., we were founded in 1975 and moved our electronics manufacturing facilities to China in 1980 to take advantage of lower overhead costs, lower material costs and competitive labor rates available. We relocated to Shenzhen, China in order to capitalize on the significant opportunities offered in southern China. We were reincorporated as a limited liability International Business Company under the laws of the British Virgin Islands in August 1987 (which was amended in 2004 as The British Virgin Islands Business Companies Act, 2004). Our PRC headquarters and the location of our former manufacturing and design facilities are currently based in Shenzhen, China, approximately 30 miles from Hong Kong. Certain of our subsidiaries’ offices are located in Hong Kong, which provide us access to Hong Kong’s infrastructure of communication and banking facilities. Our corporate administrative matters are conducted in the British Virgin Islands through our registered agent, McNamara Corporate Services Limited, of McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands.

In April 2014, we ceased our liquid crystal display modules (“LCM”) manufacturing business and re-focused on the development of several parcels of land in Gushu and Guangming, Shenzhen, China, into technology parks. We believe that we will derive our principal income in the future from rental income to be generated from these parks.

We have three projects in the PRC currently under development: (i) Nam Tai Inno Park, located in Guangming, Shenzhen, (ii) Nam Tai Technology Center and (iii) Nam Tai Inno Valley both located in Gushu, Shenzhen.

Nam Tai Inno Park is a technology park located in Shenzhen, PRC. Upon completion, the total gross floor area of Nam Tai Inno Park will be 331,832 square meters. The project sits in the Guangming District, a newly zoned district and one of the fastest-growing districts within the Shenzhen municipality. The main construction phase began in June 2018 and we expect to complete construction by the fourth quarter of 2020.

Nam Tai Technology Center occupies an area of approximately 22,364 square meters. We demolished our old offices and factory buildings located on the project site in the first half of 2018 as part of the preparation for the construction in 2019.

Nam Tai Inno Valley occupies an area of approximately 22,367 square meters. We have subdivided and renovated existing facilities for short-term leases to target start-up company tenants. The leasing is in line with our plan of maintaining active operation of the facilities prior to their redevelopment.

We also have former manufacturing facilities in Wuxi, China. The production operations at the manufacturing facilities in connection with our prior LCM production business have ceased entirely in June 2013. We sold all of our machinery and production lines in September 2014. In October 2018, we signed a rental agreement to lease the former site of the Wuxi factories to a third party. The term of the lease is 12 years, with 10 months of rent-free incentives from the date of the property was handed over. The property was handed over to the tenant in February 2019.

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Recent Developments

The development of our projects in Guangming, Shenzhen, and Gushu, Shenzhen, continued to proceed as planned.

For Nam Tai Inno Park, our construction continued smoothly in the first half of 2019. After the opening of the industrial showroom at the end of December 2018, we held a number of industry conferences including an Internet-of-Things industry conference in December 2018, a discussion forum to commemorate the 20th anniversary of the Guangdong High-Tech Industry Chamber in March 2019, the Sino-Japanese Industrial Cooperation and Communication Conference and the Corporate Financing and Taxation Forum both held in May 2019, as well as the Strategic Cooperation Agreement Signing Ceremony between Nam Tai and Harbin Institute of Technology (Shenzhen) held in June 2019. Following the opening for leasing of Inno Park at the end of March 2019, we have entered into leasing agreements with tenants for 316 dormitory units, equivalent to approximately 14,000 square meters, as of June 30, 2019. In April 2019, Inno Park was named the Demonstration Site for Construction Safety in the Construction Safety Improvement Campaign organized by the Bureau of Housing and Construction of Shenzhen.

For Nam Tai Technology Center, the project has received the Construction Planning Permit and the Construction Permit in May and July 2019, respectively. Most of the work related to pile driving and foundation laying has been completed. In addition, the Company has selected, through an auction process, China Nuclear Industry 22ND Construction Co., Ltd (“CNI22”) as the main contractor for the construction of the main structure of Nam Tai Technology Center. For Nam Tai Inno Valley (“Inno Valley”), as of June 30, 2019, approximately 90% of the available rental space of the existing buildings, equivalent to approximately 23,700 square meters, were leased. In the second quarter of 2019, we continued our efforts to improve the operations of Inno Valley by working to provide industry support and services for our corporate tenants. These efforts included a series of industry activities, such as the Finance and Taxation Forum in April 2019, the Talent Household Policy Sharing Seminar in May 2019 and the Primary Economist Training in June 2019. In addition, we entered into strategic cooperation agreements with ten third-party professional institutions in the second quarter of 2019, through which our corporate tenants may gain convenient access to professional services, including legal, finance and tax, information technology, human resource, translation and intellectual property services.

As for our Wuxi facilities, we leased out the facilities and delivered them to a third party in February 2019. The facilities are under renovation by the third party and open for leasing.

Office and Other Information

We were incorporated in the British Virgin Islands in 1975. Our principal executive offices are located at Nam Tai Estate, No. 3 Namtai Road, Gushu Community, Xixiang Township, Baoan District, Shenzhen City, Guangdong Province, People’s Republic of China, and our telephone number is (86-755) 2749-0666. Our website is www.namtai.com. The reference to our website is intended to be an inactive textual reference and the contents of our website are not intended to be incorporated into this prospectus.

The Offering

Selling Shareholder / Pledgee:	9,191,050, common shares held by Greater Sail Limited (“Greater Sail”), a wholly-owned subsidiary of Kaisa

Common shares offered by the selling shareholder:	9,191,050 common shares.

NYSE symbol:	“NTP”

Use of proceeds:	We will not receive any proceeds from the sale of the common shares offered by any selling shareholder.

Common shares outstanding before and after the offering:	38,236,391 shares.

Risk factors:	Before deciding to invest in our common shares, you should carefully consider the risks related to our business, the offering and our common shares. See “Risk Factors” beginning on page 5 of this prospectus.

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The number of outstanding common shares is based on the common shares outstanding as of August 6, 2019, and excludes 2,147,600 common shares issuable upon the exercise of outstanding options, as of August 6, 2019, exercisable at a weighted average exercise price of $9.19 per share.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below, in the applicable prospectus supplement and in our 2018 Form 20-F, and any updates in our reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Strategy

We may encounter difficulties in transforming our core business, which could adversely affect our growth and business prospects.

Our current business focus is to own and develop technology parks in Shenzhen, China. Prior to becoming an owner, developer and operator of technology parks, we were an electronic manufacturing service (EMS) company. In April 2014, we ceased our LCM manufacturing business and switched our business focus to the redevelopment of several parcels of land in Gushu and Guangming, Shenzhen, China, which formerly housed our manufacturing facilities, into technology parks designated as “Nam Tai Technology Center”, “Nam Tai Inno Park” and Nam Tai Inno Valley.

We cannot assure you that we will be able to obtain all requisite permits and approvals from relevant government authorities in relation to the redevelopment of the land, or successfully redevelop these parcels of land into technology parks.

We have a comparatively limited track record in the technology park development business and cannot guarantee our continued success.

In contrast to our over 30 years of experience in the electronic manufacturing industry, we entered the technology park management and development business relatively recently. Our Nam Tai Inno Park and Nam Tai Technology Center projects represent our first two technology park development projects. The real estate development business in China is highly competitive and dominated by several large, experienced real estate developers. Our limited track record in this business may impact our ability to continue our technology park development business successfully.

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The leasing model of Nam Tai Inno Park project is relatively new and may not receive a wide-scale acceptance.

In June 2007, we entered into an official land use right transfer agreement and a supplemental agreement with the Shenzhen Municipal Bureau of State Land and Resources pursuant to our commitment specified in the official project investment agreement we signed with the Guangming Hi-Tech Industrial Park in 2006. In connection therewith, we acquired approximately 103,739 square meters of land zoned as M-1 with 50-years of land use rights starting in 2007 in the Guangming District of Shenzhen. We are developing this property under the name “Nam Tai Inno Park” as a technology park with units available for long-term leasing. Upon completion, Nam Tai Inno Park will include a 269,000 square meter gross floor mixed-use complex, including office and research and development spaces, apartment and commercial/retail spaces, and a 1,500-space underground parking garage. As Nam Tai Inno Park is zoned as M-1, the land title of these units may not be subdivided. We expect to complete construction by the fourth quarter of 2020.

We plan to offer units in Nam Tai Inno Park for lease since we are not permitted to subdivide its title pursuant to the land use transfer agreement that we entered into with Shenzhen Municipal Bureau of State Land and Resources in June 2017. We plan to offer our units with terms from one year up to the expiry of our land use rights. For long term lessees, we would also permit the lessees, together with our assistance, to apply for renewal of the land use rights with the government upon the expiration of the current land use rights. We would also offer a type of upfront long term lease that would require the lessees to pay the total lease payment for the entire leased period upfront, and only be subject to monthly management fees for the technology park when due. To make the financing of this type of upfront long term leases more accessible to potential lessees, we are also in discussion with banks in China to provide financing of up to 50% of the total lease payment. Under such an arrangement, if a lessee defaults on loan repayment, the lease will be terminated and the use rights of the unit will be reverted back to us. As we will regain possession of the unit under such circumstances, we may also have to agree to become a guarantor of the loan.

Upfront leasing for units in an industrial zone is a relatively new leasing model that has not been widely adopted. We have made the upfront leasing model available in addition to the traditional leasing model because it helps to safeguard our cash flow by allowing us to receive the total lease payment upfront. Furthermore, as this is a new leasing model, regulators may not have issued comprehensive regulations concerning its legality. If the terms are not widely accepted, the market may demand that we provide further discounts. If the regulators find the leasing model to be in violation of applicable regulations, our financial condition, operation results and cash flows may be adversely affected.

We rely on the support of our key management members and Kaisa.

We have begun certain strategic cooperation with Kaisa, including hiring a number of engineers and real estate professionals from Kaisa to join us as officers and employees. Our shareholders have elected one of Kaisa’s founders, Mr. Ying Chi Kwok, as a director of our Company. Our Board of Directors has elected Mr. Kwok as its Chairman and appointed him as our Chief Executive Officer, together with the appointments of Kaisa affiliates to senior management positions, such as the appointments of Hao Xu as a Non-Executive Director and Ms. Yu Zhang as our Chief Financial Officer. We also expect to continue to consult with Kaisa from time to time, leveraging Kaisa’s knowledge and experience in the areas of construction and real estate development. We depend on the services provided by these key management members who have pre-existing affiliation with Kaisa. Competition for management talent is intense in the property development sector in the PRC. In particular, we are highly dependent on Mr. Kwok Ying Chi, our Chairman and Chief Executive Officer.

Risks Related to Our Financial Performance

We might not regain profitability for several years, if ever.

Our current business focus is to own and develop technology parks. In April 2014, we ceased our core liquid crystal display modules (LCM) production business, changed our company name from Nam Tai Electronics, Inc. to Nam Tai Property Inc. and switched our business focus to the redevelopment of several parcels of land in Shenzhen, China, which formerly housed our manufacturing facilities, into high-end office, research and development complexes. Upon the completion of the developments, we will own and manage office space, research and development complexes, and dormitories. During this development transition period, all overhead expenses, development costs and dividend distributions will be funded from our interest income, rental income, cash on hand and credit facilities. Once the developments are completed, we believe that we will derive our principal income from the rental income generated from the redeveloped premises. We expect that each of our development projects will take approximately four to seven years to complete. While we historically generated profits in our legacy LCM production business, we do not expect to regain profitability, if at all, until we have completed the development of our technology parks and secured tenants.

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We may not have adequate financing to fund our currently planned or future technology park developments, and such capital resources may not be available on commercially reasonable terms, or at all.

Property development is capital intensive and we require significant capital resources to fund our existing and future construction and technology park development activities. Our ability to finance our capital expenditure plans is subject to a number of risks, contingencies and other factors, some of which are beyond our control. To the extent that our funding requirements exceed our financial resources, we may be required to seek additional debt or equity financing or to defer planned expenditures.

We have financed and plan to continue to finance our technology park developments using our interest income, cash on hand and borrowings under credit facilities. Without incurring material debt, our project developments thus far have resulted in a decrease of our cash and cash equivalents and short term investments from $184.2 million and $165.2 million as of December 31, 2016 and 2017 to $109.9 million as of December 31, 2018, respectively, while capitalizing the value of our real estate properties under development on our balance sheet from $37.8 million and $52.5 million as of December 31, 2016 and 2017 to $171.6 million as of December 31, 2018. We expect that our cash on hand will continuously drop as we continue to incur expenses and develop our projects. A significant portion of the project development costs for Nam Tai Inno Park and the $49.9 million payment for additional land premiums for Nam Tai Technology Center is expected to be paid in the third quarter of 2019.

Certain PRC laws and regulations that govern financing policies of PRC financial institutions with respect to the property development sector impose more stringent requirements on banks in providing loans to property development enterprises, and we cannot assure you that the PRC government will not decide to further tighten such restrictions. These property-related financing policies may limit our ability and flexibility to use or enter into credit facilities with banks to finance our technology park development projects, thereby causing us to maintain high levels of internally generated cash to serve our funding needs. For example, we cannot assure you that changes in the macroeconomic environment or government policies in China would not restrict the ability of Chinese banks to fund our projects, require us to provide a larger equity stake than the current market practice of 30% to 40% of the total development costs, or that we will be able to continue to enter into agreements and instruments with other financial institutions on favorable terms or at all.

If we need additional financing and our financing measures are not successful, we may face liquidity and other financial risks, which could materially impair any property development efforts. Furthermore, failure to comply with any terms required by the funding agreements or instruments, including the credit agreements, may delay the development of our projects to the extent we are forced to seek alternative sources of funding or if we are prevented from completing our project developments. If our financing measures are not successful, we may face liquidity and other financial risks, which could materially impair our development efforts and operating results.

Risks Related to Our Operations

We may be unable to complete our technology park development projects on time or at all.

The progress and costs for a development project can be adversely affected by many factors, including:

•	delays in obtaining necessary licenses, certificates, permits or approvals from government agencies or authorities;

•	shortage of materials, equipment, contractors and skilled labor or increased labor or raw material costs;

•	failure by our third-party contractors to comply with our designs, specifications or standards;

•	onsite labor disputes or work accidents; and

•	natural catastrophes or adverse weather conditions, including strong winds, storms, floods, and earthquakes.

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Any construction delays or failure to complete a project according to our planned specifications or budget may delay our property leasing timetable, which could adversely affect our revenues, cash flows and our reputation. We may also be penalized if we fail to complete our projects on time as agreed with the local planning activities.

We may fail to obtain, or experience material delays in obtaining, requisite licenses, certificates, permits or governmental approvals for our technology park development projects, and as a result, our development plans, business, results of operations and financial condition may be materially and adversely affected.

As the owner, developer and operator of our technology park development projects, we face various execution risks that may adversely affect our revenue and operations. Property development in the PRC, and in Shenzhen in particular, is a heavily regulated, long and complicated process, generally requiring large amounts of capital and involving numerous parties, including designers, construction material suppliers, general- and sub-contractors, and potential purchasers and tenants. Property developers in China must abide by various laws and regulations. At various stages of our technology park development projects, we are required to obtain and maintain certain licenses, certificates, permits and governmental approvals, including, but not limited to, qualification certificates, land use rights certificates, land use permits, construction planning permits, construction permits, pre-sale permits, construction acceptance certificates and property ownership certificates. Before government authorities will issue any license, certificate or permit, we must also satisfy specific conditions and requirements. We cannot assure you that we will not encounter material delays or difficulties in fulfilling the necessary conditions to obtain all necessary licenses, certificates or permits for our technology park developments in a timely manner, or at all.

We may experience challenges in catering our Nam Tai Inno Park to our targeted potential tenants.

We have tentatively targeted potential tenants for the Nam Tai Inno Park to be companies in the Internet of Things (IoT) industry. IoT is a nascent industry and relatively few industry standards have been adopted. Key players in the IoT industry have not been determined. The industry is also subject to rapid changes. To service our target tenants in the IoT industry, we will need to integrate a number of advanced network systems in the Nam Tai Inno Park to create an intelligent platform. In addition to technical requirements, the integration of networks must also be in accordance with the applicable regulations implemented in China and abroad concerning the protection of personally identifiable information (PII), which regulations are still evolving. The process of integrating various networks in compliance with relevant regulations is complex, time-consuming and costly, and the results are unpredictable. Accordingly, we may experience delays in completing the Nam Tai Inno Park or in a way that is suitable to the IoT industry. Moreover, target tenants of our technology parks may also make relocation decisions based on if we can successfully attract a cluster of innovative businesses, availability of government subsidies and public or private financial supports, as well as a number of other external factors specific to each of their unique situation. If we fail to provide proper network integration, create an intelligent platform, and clear paths for our target tenants to receive competitive supports, these potential tenants may be unsatisfied and may choose not to relocate to our technology park or to relocate elsewhere.

We face litigation risks and regulatory disputes in the course of our business.

In the ordinary course of our business, claims and disputes involving project owners, tenants, labor subcontractors, suppliers, business partners and regulatory authorities may be brought against us and by us in connection with our contracts or business. Claims may be brought against us for alleged defective or incomplete work, liabilities for defective products, related personal injuries and death, damage to or destruction of property, breaches of warranty and late completion of the project, as well as claims relating to taxes, among others. Such claims can involve actual damages and liquidated damages. If found to be liable, we would have to incur a charge against earnings to the extent a reserve had not been established for the matter in our accounts, or to the extent the claims were not sufficiently covered by our insurance. Claims between us and our labor subcontractors and vendors may include claims similar to those described above. We may also engage in disputes with regulatory authorities on tax-related matters in connection with our business and operations. Both claims brought against us and by us, if not resolved through negotiation, are often subject to lengthy and expensive litigation or arbitration proceedings such that the amounts ultimately realized from claims by us could differ from the balances included in our consolidated financial statements. Such claims could therefore have an adverse impact on our business, financial condition and results of operations.

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Risks Related to Regulatory Oversight

We may be deemed to be an investment company under the United States Investment Company Act of 1940, which could have a significant negative impact on our results of operations.

We may be deemed to be an investment company under the United States Investment Company Act of 1940 (the “1940 Act”), and may suffer adverse consequences as a result. Generally, the 1940 Act provides that a company is an investment company if the company (i) holds itself out as or proposes to be engaged primarily in the business of investing, reinvesting or trading in securities or (ii) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities or cash items) on an unconsolidated basis. For purposes of the foregoing test, investment securities include, among other things, securities of non-majority owned businesses.

Due to deteriorating business conditions, we ceased our original core LCM production business in April 2014, and switched to business focused technology park management and development. In addition, we completed the sale of all of our EMS manufacturing equipment to third parties and our last remaining production line in Wuxi was removed in September 2014. As a result of these transactions, we have a significant amount of cash. See ITEM 4. Information on the Company — Historical Business Overview for additional information. Consequently, there is a risk that we could be deemed to be an investment company under the 1940 Act.

We intend to continue to conduct our businesses and operations so as to avoid being deemed to be an investment company. Nevertheless, if we are deemed to be an investment company, because we are a foreign company, in the absence of a grant by SEC of an exemptive order permitting us to register under the 1940 Act, the 1940 Act would prohibit us and any person deemed to be an underwriter of our securities from offering for sale, selling or delivering after sale, in connection with a public offering, any security issued by us in the United States. Additionally, we may be unable to continue operating as we currently do and might need to acquire or sell assets that we would not otherwise acquire or sell in order to avoid being treated as an “investment company” as defined under the 1940 Act. Additionally, we may incur significant costs and management time in this regard, which could have a significant negative impact on our results of operations.

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It may be difficult to serve us with legal process or enforce judgments against our management or us.

We are a British Virgin Islands holding corporation with subsidiaries in China. Substantially, all of our assets are located in China. In addition, most of our directors and executive officers reside within China, and substantially all of the assets of these persons are located within China. It may not be possible to affect service of process within the United States or elsewhere outside China upon our directors, or executive officers, including effecting service of process with respect to matters arising under United States federal securities laws or applicable state securities laws. China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries. As a result, recognition and enforcement in China of judgments of a court in the United States or many other jurisdictions in relation to any matter, including securities laws, may be difficult or impossible. An original action may be brought against our assets and our subsidiaries, our directors and executive officers in China only if the actions are not required to be arbitrated by China law and only if the facts alleged in the complaint give rise to a cause of action under the law of China. In connection with any such original action, a China court may award civil liability, including monetary damages.

Risks Related to China

Our business is largely affected by the general level of activity and growth in Shenzhen, China.

Our operations are mainly based in the city of Shenzhen, China, and as a result, the continuous growth and development of Shenzhen and the surrounding Guangdong – Hong Kong – Macao Greater Bay Area are paramount to our business and future prospects. The infrastructure development of Shenzhen is implemented in accordance with a city development plan that is subject to change from time to time. We have little or no influence over the development plan of Shenzhen or the surrounding areas. We cannot assure you that the Shenzhen infrastructure development plan will be effectively carried out as it is currently contemplated or that the vision of Shenzhen as the next technological development center in China will be realized. Completion of the ongoing public transport infrastructure projects expected to benefit the development of Shenzhen may be substantially delayed and future planned infrastructure projects may be postponed indefinitely or cancelled. In addition, continued growth of the research and development businesses in Shenzhen, which we believe will increase the demand for our technology parks, may not occur at expected rates or at all. Many other factors also affect the development of Shenzhen, including the state of the national and regional economies in China, changes in government policies leading to changes in market conditions, and political and social developments, any of which could have a material and adverse effect on our business. In the event that our projects do not develop as we plan and envision, there will be material and adverse effect on our business and prospects.

Our business may be materially and adversely affected by government measures affecting China’s real estate industry.

The real estate industry in China is subject to government regulations, including measures that are intended to curtail rapid price increases and property speculation. In response to rising property prices and perceptions of widespread property speculation, the Chinese government tightened its real estate policies, implementing measures and policies intended to curtail property speculation and promote the healthy development of the real estate industry.

The regulations at both central- and local-government levels change from time to time, to either stimulate or depress the real estate market, and it is difficult to foresee the timing or direction of regulatory changes. In May 2019, the Bureau of Housing and Urban-Rural Development in Shenzhen has issued the Measures on Standardizing Industrial Buildings Leasing Market and Stabilizing Leasing Pricing (“Measures”) which proposed measures aiming at, among other objectives, increasing supply, restricting qualifications of potential tenants and enhancing industrial supervision. Although the Measures have not become effective officially, they have already impacted the perceptions of potential tenants and financial institutions. The Measures stipulate that tenants of industrial buildings could only be enterprises rather than natural persons. The scope of our potential tenants may be narrowed. Banks and other financial institutions may tighten their lending policies related to industrial real estate. Financings to our tenants may be reduced or rejected, which may result in early termination of lease agreements.

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In addition, we cannot assure the central- or local-government will not adopt new measures in the future that may result in lowering growth rates in the real estate industry. Frequent changes in government policies may also create uncertainty that could discourage investment in real estate. Our business may be adversely affected as a result of drops in transaction volumes or real estate prices that may directly or indirectly result from such government policies.

Recent trade policy initiatives announced by the United States administration against the PRC may adversely affect our business.

On August 14, 2017, the President of the United States issued a memorandum instructing the U.S. Trade Representative (“USTR”) to determine whether to investigate under Section 301 of the U.S. Trade Act of 1974 (Trade Act), laws, policies, practices, or actions of the PRC government that may be unreasonable or discriminatory and that may be harming U.S. intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018 on the acts, policies and practices of the PRC government supporting findings that certain such acts, policies and practices are unreasonable or discriminatory and burden or restrict U.S. commerce.

To date, the United States has applied tariffs to approximately $250 billion of Chinese imports, and China has retaliated with tariffs on approximately $110 billion of United States imports. In 2019, while trade talks between the two countries have been off and on, trade tensions have further escalated. On August 1, 2019, the President warned that he intends to impose 10% tariffs beginning in September on the remaining $300 billion in Chinese imports he hasn’t already applied tariffs to. It is unclear whether this further imposition of tariffs will happen.

In addition to the proposed retaliatory tariffs, the President has also directed the U.S. Secretary of the Treasury to develop new restrictions on PRC investments in the U.S. aimed at preventing PRC-controlled companies and funds from acquiring U.S. firms with sensitive technologies. Congress is currently considering new legislation, the Foreign Investment Risk Review Modernization Act, to modernize the restrictive powers imposed by the Committee on Foreign Investment in the United States.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have a negative impact on us as we have significant operations in China. Furthermore, imposition of tariffs could have a negative impact to our tenants, most of whom are technology companies and may be subject to the tariffs imposed by the two governments, which would directly impact our business and operating results.

Risks Related to Our Common Stock

The market price of our shares will likely be subject to substantial price and volume fluctuations.

The markets for equity securities have been volatile and the price of our common shares has been, and could continue to be, subject to wide fluctuations in response to variations in our operating results, news announcements, trading volume, sales of common shares by our officers, directors and our principal shareholders, customers, suppliers or other publicly traded companies, general market trends both domestically and internationally, currency movements and interest rate fluctuations. Other events, such as the issuance of common shares upon the exercise of our outstanding stock options could also materially and adversely affect the prevailing market price of our common shares.

We have experienced low trading volume on our common shares in recent years. We cannot assure you that as an existing shareholder, you will be able to sell part of or all of your shares or increase your share position in a reasonable bid-ask spread due to the low turnover over.

Further, the stock markets have often experienced extreme price and volume fluctuations that have affected the market prices of the equity securities of many companies and such fluctuations have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our common shares.

The selling of a significant number of our shares by Kaisa, or its transferees, pledgees, donees or successors and a resulting “market overhang” could adversely affect the market price of our common shares.

Kaisa currently owns 9,191,050 shares of our common shares representing approximately 24.04% of our outstanding common shares as of August 6, 2019. Although Kaisa has informed us it presently has no intention to dispose to the public any shares covered by this prospectus, the potential sale in the future of any of the shares covered by this prospectus on the public markets or the perception that such sales may occur (commonly referred to as “market overhang”), may adversely affect the market for, and the market price of, our common shares. See “Offer Statistics, Expected Time Table and Plan of Distribution.”

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CAPITALIZATION

The table below sets forth the capitalization of our company as of December 31, 2018. You should read this table together with our consolidated financial statements incorporated by reference into this prospectus.

As of December 31, 2018
(U.S. dollars in thousands)
Cash and cash equivalents	$62,919
Short-term investments	$46,952
Working capital	$26,553
Land use rights, property, plant and equipment, net and real estate properties under development, net	$199,052
Total assets	$318,107
Short-term debts	$—
Total shareholders’ equity	$227,891

USE OF PROCEEDS

This prospectus relates to the potential disposition by the selling shareholder of up to 9,191,050 of our common shares.

Kaisa presently has no intention to sell to the public any of the shares covered by this prospectus, but in the future may do so from time to time. See “Offer Statistics, Expected Time Table and Plan of Distribution.”

6,504,355 shares of the shares covered by this prospectus were purchased by Kaisa, through Greater Sail, from our then-chairman, Mr. Ming Kown Koo and his wife through a private transaction in July 2017 and the remaining of such shares were purchased by Greater Sail on behalf of Kaisa from the open market between July and December 2017.

We are registering the common shares for disposition by the selling shareholder pursuant to Kaisa’s request originally made in October 2018, and our commitment to Kaisa as set forth in the Expense Reimbursement Agreement and the Amendment to Expense Reimbursement Agreement, dated as of November 16, 2018 and August 2, 2019, respectively, between the company and Kaisa. All expenses in connection with the registration of the common shares will be borne by Kaisa.

We will not receive any proceeds from the sale by any selling shareholder of our common shares.

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MARKET FOR OUR COMMON SHARES

The primary trading market for our common shares is the NYSE, where our common shares are listed and traded under the symbol “NTP.” The following table sets forth, for the periods indicated, the high and low sale prices of our common shares as reported by the NYSE:

	High	Low
2013	$16.01	$5.55
2014	$8.11	$4.12
2015	$6.63	$3.51
2016	$9.59	$4.80
2017	$13.30	$6.79
2018	$13.90	$8.40
2016
First quarter	$6.25	$4.80
Second quarter	$6.18	$5.26
Third quarter	$9.59	$5.19
Fourth quarter	$8.63	$7.10
2017
First quarter	$7.95	$6.79
Second quarter	$8.85	$6.90
Third quarter	$11.23	$7.95
Fourth quarter	$13.30	$10.80
2018
First Quarter	$13.90	$11.95
Second Quarter	$13.00	$10.85
Third Quarter	$11.10	$9.10
May 2018	$12.30	$11.90
June 2018	$12.20	$10.85
July 2018	$11.10	$9.73
August 2018	$10.67	$9.61
September 2018	$10.30	$9.10
October 2018	$10.00	$9.10
November 2018	$9.50	$8.40
December 2018	$9.17	$8.45
2019
January	$9.10	$8.24
February	$9.50	$8.52
March	$10.11	$8.66
April	$10.09	$9.45
May	$9.99	$9.16
June	$9.90	$9.03
July	$10.75	$9.68
August (through August 7, 2019)	$10.75	$9.56

On August 7, 2019, the last reported sale price of our common shares on the NYSE was $9.81 per share.

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SELLING SHAREHOLDER

The registration statement of which this prospectus forms a part covers up to 9,191,050 common shares.

The following table, which was prepared based on information publicly filed or supplied to us by Kaisa, sets forth the number of shares beneficially owned by Kaisa. The information in this table is based on 38,236,391 common shares outstanding as of August 6, 2019. In computing the number of common shares beneficially owned by the selling shareholder and the percentage ownership of the selling shareholder, we deemed as outstanding common shares that such selling shareholder has a right to acquire within 60 days of August 6, 2019.

Name of selling shareholder	Number of Common shares Beneficially Owned Prior to Offering(1)	Percentage of Common shares Beneficially Owned Prior to Offering(1)	Common shares Offered Pursuant to this Prospectus	Number of Common shares Beneficially Owned After Offering(2)	Percentage of Common shares Beneficially Owned After Offering
Kaisa Group Holdings Limited held by Greater Sail on behalf of Kaisa(1)(2)	9,191,050	24.04%	9,191,050	0	0.00%

(1)

Based on the Schedule 13D/A jointly filed by Greater Sail and Kaisa with the Securities and Exchange Commission on December 15, 2017, and on other information provided to us. As of August 6, 2019, Kaisa beneficially holds 9,191,050 common shares, which are held indirectly through Greater Sail. Greater Sail is a British Virgin Islands company of which Kaisa indirectly holds 100% of its outstanding stock. The number of outstanding common shares is based on the common shares outstanding as of August 6, 2019, and excludes 2,147,600 common shares issuable upon the exercise of outstanding options, as of August 6, 2019, exercisable at a weighted average exercise price of $9.19 per share.

(2)

We do not know when or in what amounts any selling shareholder may offer common shares for sale. The selling shareholder may sell any or all of the common shares offered by this prospectus. Because the selling shareholder may offer all or some of the common shares pursuant to this offering, we cannot estimate the number of the common shares that will be held by any selling shareholder after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common shares owned by any selling shareholder and covered by this prospectus will be held by any selling shareholder.

Pursuant to and subject to the terms and conditions set forth in the Expense Reimbursement Agreement and the Amendment to Expense Reimbursement Agreement, dated as of November 16, 2018 and August 2, 2019, respectively, or together, the Reimbursement Agreement, we agreed, among other things, to register resales of the common shares beneficially held by Kaisa under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Reimbursement Agreement. After this registration statement becomes effective, the selling shareholder has agreed that it will be in compliance with our insider trading policy and will not sell any of our registrable securities during the following periods: (i) the four weeks prior to the end of each fiscal quarter until the fourth business day following each quarterly earnings announcement, (ii) when the selling shareholder otherwise possesses material non-public information about us, and (iii) after the financial statements that are incorporated by references in this registration statement become stale and before new financial statements are incorporated by reference in this registration statement.

Certain Relationships – Kaisa

Directors and Officers—Kaisa

•

Ying Chi Kwok, chairman of our board of directors since October 2017 and CEO since February 2018, is the co-founder of Kaisa. Mr. Kwok also served as Kaisa’s vice chairman and a director from 2009 to 2014. Mr. Kwok has served as a senior advisor to Kaisa since 2015.

•	Hao Xu, a member of our board of directors since August 2018. Mr. Xu has served as a vice president of Kaisa and a general manager in its group investment banking department since 2015.

•

Yu Zhang, who has served as our Chief Financial Officer since February 2018, previously worked as a financial manager in Kaisa and was primarily in charge of audits for Kaisa’s resumption of trading and for its various bond issuances.

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Stock Purchase Agreement

In July 2017, our then-chairman, Mr. Ming Kown Koo, in his capacity as a stockholder, entered into the Share Purchase Agreement to sell 6,504,355 shares of the Company, representing approximately 17.7% of all the outstanding common shares of the Company, to Kaisa, through Greater Sail, for a purchase price of $110,574,035, being the product of $17.00 times 6,504,355 shares. The closing of the purchase occurred on August 11, 2017.

Expense Reimbursement Agreement

Under the Expense Reimbursement Agreement and the Amendment to Expense Reimbursement Agreement, dated as of November 16, 2018 and August 2, 2019, respectively, Kaisa has the right, subject to various conditions and limitations, to include its shares in registration statements relating to our securities and if necessary, request us to file a prospectus supplement identifying any additional selling shareholder. We are filing the registration statement of which this prospectus forms a part pursuant to this agreement.

OFFER STATISTICS, EXPECTED TIME TABLE AND PLAN OF DISTRIBUTION

We are registering 9,191,050 common shares. As indicated in this prospectus, these shares are currently held by an affiliate of Kaisa. Kaisa presently has no intention to sell to the public any of the shares covered by this prospectus, but in the future may do so from time to time. We will not receive any of the proceeds from the sale by Kaisa of the common shares.

Kaisa,

•

may sell all or a portion of the common shares beneficially owned by it in an offering underwritten and/or managed by an investment banking firm or broker-dealer in open market transactions, privately negotiated transactions, ordinary brokerage transactions or any other method permitted by applicable law; and

•

may, in addition to selling all or a portion of the common shares beneficially owned by it as described above, sell or otherwise dispose of the common shares in open market transactions, privately negotiated transactions, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, a combination of such methods or any other method permitted by applicable law, including pursuant to Rule 144 of the Securities Act. In addition, it shall be entitled to sell its common shares without volume or time restrictions in connection with a third party’s acquisition or proposed acquisition of us, or a tender offer for, merger or change of control of, us.

Underwriters or broker-dealers engaged by it may arrange for other underwriters or broker-dealers to participate in sales of common shares offered hereby. If the common shares are sold through underwriters or broker-dealers, Kaisa will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; in the over-the-counter market; in transactions otherwise than on these exchanges or systems or in the over-the-counter market; through the writing of options, whether such options are listed on an options exchange or otherwise; ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which Kaisa as selling shareholder will engage a broker-dealer as agent, who will then attempt to sell the common shares, but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers; privately negotiated transactions with a third party on the terms agreed to by the parties; or in short sale transactions. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

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If Kaisa effects such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from Kaisa or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, Kaisa may enter into hedging transactions with broker- dealers, which such broker-dealer may in turn engage in short sales of the common shares in the course of hedging in positions they assume. Kaisa may also sell common shares short and deliver common shares covered by this prospectus to close out short positions. Kaisa may also loan or pledge common shares to third parties that in turn may sell such shares.

Kaisa and any underwriter(s) or broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any underwriter(s), broker-dealers or agents, any discounts, commissions and other terms constituting compensation from Kaisa and any discounts, commissions or concessions allowed or re-allowed or paid to such underwriter(s) or broker-dealers, where applicable, and any other facts material to the transaction.

Under the state securities laws, the common shares may be sold only through registered or licensed brokers or dealers.

There can be no assurance that either Kaisa will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part. Kaisa may also sell all or a portion of the common shares under Rule 144 under the Securities Act, Section 4(a)(1) under the Securities Act, Section 4(a)(7) under the Securities Act, or Regulation S under the Securities Act, if available, rather than under this prospectus.

Kaisa and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES ASSOCIATED WITH THE REGISTRATION

Kaisa will bear all expenses relating to the registration of the common shares registered pursuant to the registration statement, of which this prospectus forms a part. We estimate these expenses to be approximately $93,633, which include the following categories of expenses:

SEC registration fee	$10,878
EDGAR, photocopying, and printing costs*	500
Legal fees and expenses*	75,000
Accounting fees and expenses*	5,130
Transfer agent and registrar fees, and agent for service of process fees*	2,125
Total Expenses	$93,633

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

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LEGAL MATTERS

We are being represented by K&L Gates LLP with respect to certain legal matters as to United States federal securities. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by McW. Todman & Co., Road Town, Tortola, British Virgin Islands.

EXPERTS

The financial statements in our 2018 Form 20-F incorporated by reference in this prospectus have been audited by Moore Stephens CPA Limited, our independent registered public accounting firm, and are included in reliance upon such reports given the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

Except as otherwise described in our 2018 Form 20-F, in our Reports on Form 6-Ks filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2018.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the shares of common stock of our company offered under this prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

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We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on March 15, 2019;

•	our reports on Form 6-Ks dated March 22, 2019, April 29, 2019, May 2, 2019, June 7, 2019 and July 29, 2019; and

•

the description of our common shares, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on January 13, 2003, including any amendment or report updating this description.

With respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located a Nam Tai Estate, No. 3 Namtai Road, Gushu Community, Xixiang Township, Baoan District, Shenzhen City, Guangdong Province, People’s Republic of China. Our telephone number at this address is: (86-755) 2749-0666 and our fax number is: (86-755) 2747-2636.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ENFORCEABILITY OF CIVIL LIABILITIES

Many of our officers and directors, and some of the experts named in this prospectus, are residents of the People’s Republic of China, or PRC, or elsewhere outside of the U.S., and substantially all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against our company. Finally, China has restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of our company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against our company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders’ abilities to investigate and prosecute claims against our company, our officers and our directors.

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NAM TAI PROPERTY INC.

9,191,050 COMMON SHARES

PROSPECTUS

Prospectus dated                , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Pursuant to our Memorandum and Articles of Association and subject to British Virgin Islands law, we may indemnify a director or officer out of our assets against all losses or liabilities which the director or officer may have incurred in or about the execution of the duties of his office or otherwise in relation thereto. No director or officer is liable for any loss, damage or misfortune which may have been incurred by us in the execution of the duties of his or her office, or in relation thereto provided the director or officer acted honestly and in good faith with a view to the best interest of us and except for his own willful misconduct or negligence.

Item 9.	Exhibits

4.1	Form of Certificate for Shares of the Registrant (incorporated by reference to Exhibit 4.4 of Form F-3/A filed by the Company on October 21, 1997)

5.1	Opinion of McW. Todman & Co.

10.1	Stock Purchase Agreement, by and among Mr. Ming Kown Koo, Ms. Sui Sin Cho and Kaisa Group Holdings Limited, dated as of July 11, 2017 (incorporated by reference to Exhibit 99.2 of the Schedule 13D jointly filed by Kaisa Group Holdings Limited and Greater Sail Limited on July 12, 2017)

10.2	Expense Reimbursement Agreement and the Amendment to Expense Reimbursement Agreement, dated as of November 16, 2018 and August 2, 2019, respectively, by and between the Company and Kaisa Group Holdings Limited

23.1	Consent of Moore Stephens CPA Limited

23.2	Consent of Mc W. Todman & Co (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

(1)

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, in Guangdong Province, People’s Republic of China, on August 8, 2019.

NAM TAI PROPERTY INC.

By:	/s/ Yu Zhang
Name: Yu Zhang
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yu Zhang such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with Securities and Exchange the Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated the dates set forth below.

Signature	Title	Date

/s/ Ying Chi Kwok Ying Chi Kwok	Executive Chairman of the Board of Directors Chief Executive Officer (Principal Executive Officer)	August 8, 2019

/s/ Yu Zhang Yu Zhang	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2019

A majority of the Board of Directors:

/s/ Hao Xu Hao Xu	Director	August 8, 2019

/s/ Peter R. Kellogg Peter R. Kellogg	Director	August 9, 2019

/s/ Dr. Wing Yan (William) Lo Dr. Wing Yan (William) Lo	Director	August 9, 2019

/s/ Mark Waslen Mark Waslen	Director	August 9, 2019

/s/ Vincent Fok Vincent Fok	Director	August 9, 2019

/s/ Si Zong Wu Si Zong Wu	Director	August 9, 2019

Dr. Aiping Lyu	Director	August __, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on August 8, 2019.

COGENCY GLOBAL INC. (Authorized Representative in the United States)

By:	/s/ Richard Arthur
Name: Richard Arthur
Title: Assistant Secretary on behalf of COGENCY GLOBAL INC.